FIRST AMENDMENT TO
SERVICES AGREEMENT
     THIS FIRST AMENDMENT TO SERVICES AGREEMENT (the “First Amendment”) is entered into as of the 9th day of November, 2011 by and between Care Investment Trust Inc., a Maryland corporation (“Care”) and TREIT Management LLC, a Delaware limited liability company (“TREIT”).
     Care and TREIT entered into a Services Agreement dated as of November 4, 2010 (the “Original Agreement; and together with this First Amendment, the “Services Agreement”. Pursuant to the Services Agreement, TREIT provides certain advisory services relating to Care’s business and operations. For such services, Care pays TREIT certain fees, including a quarterly incentive fee based on “AFFO Plus Gain (Loss) on Sale” (as defined in the Services Agreement).
     In order to clarify the intention of the parties in accordance with the spirit of the agreement between them, the parties desire to amend and restate the definition of “AFFO Plus Gain (Loss) on Sale” as set forth below.
     NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the definition of “AFFO Plus Gain (Loss) on Sale” as set forth in the Original Agreement is hereby deleted in its entirety and replaced with the following, effective with respect to calculations of Care’s results for the quarter ended September 30, 2011, and thereafter:
     “AFFO Plus Gain (Loss) On Sale” means the Company’s net income (computed in accordance with GAAP) including gains (losses) from sales of real estate-related assets before depreciation and amortization of such assets after the Base Services Fee and before any Incentive Fees and adjusted to exclude: (i) depreciation and amortization; (ii) gains (losses) from debt restructuring, (iii) non-cash equity compensation expense; (iv) the effects of straight lining lease revenue; (v) normalized recurring capital expenditures; (vi) non-cash allocations from unconsolidated partnerships and joint ventures; (vii) one-time events pursuant to changes in GAAP; (viii) net amortization/accretion of premiums/discounts, (ix) expenses related to acquisitions of real estate and other similar investment related expenses and (x) subject to approval of an Independent Committee, other non-cash or cash charges incurred in the current or prior periods;
     Except as set forth above, all other provisions of the Original Agreement, shall remain in full force and effect.
[Signature Page to Follow]

IN WITNESS WHEREOF, the parties have executed this First Amendment to the Services Agreement as of the day and year first above written.

CARE INVESTMENT TRUST INC.	TREIT MANAGEMENT LLC

By: /s/ Salvatore (Torey) V. Riso, Jr.	By: /s/ Julia Wyatt

Name: Salvatore (Torey) V. Riso, Jr.	Name: Julia Wyatt
Title: President and Chief Executive Officer	Title: Chief Financial Officer

2